Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated July 1, 2007 and September 17, 2007, in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-144256) and related Prospectus of Och-Ziff Capital Management Group LLC dated October 29, 2007.

/s/ Ernst & Young LLP

New York, New York

October 29, 2007